As filed with the Securities and Exchange Commission on December 8, 2010
Registration No. 333- _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	01-0562944
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

600 North Dairy Ashford
Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

ConocoPhillips Savings Plan
(Full title of the plan)

Janet Langford Kelly
Senior Vice President, Legal,
General Counsel and Corporate Secretary
600 North Dairy Ashford
Houston, Texas 77079
(Name and address of agent for service)
(281) 293-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-Accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (2)	share (3)	price (3)	registration fee (3)
Common Stock, par value $.01 per share(1)	40,000,000	$63.09	$2,523,600,000	$179,932.68

(1)	Includes the associated rights to purchase ConocoPhillips preferred stock, which initially are attached to and trade with the shares of ConocoPhillips common stock being registered hereby. No separate consideration is payable for the rights to purchase ConocoPhillips preferred stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares, along with the associated rights to purchase ConocoPhillips preferred stock, as may become issuable under the plans as a result of the antidilution provisions thereof. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ConocoPhillips Savings Plan.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the common stock reported on the New York Stock Exchange Composite Tape on December 2, 2010.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 40,000,000 shares of ConocoPhillips common stock to be issued pursuant to the ConocoPhillips Savings Plan (the “Plan”). In accordance with Instruction E to the General Instructions to Form S-8, the contents of Registration Statement Nos. 333-98681, 333-116216 and 333-133101 previously filed with the Securities and Exchange Commission relating to the Plan are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2010.

CONOCOPHILLIPS
By:	/s/ Jeff W. Sheets
Jeff W. Sheets
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below appoints James J. Mulva, Jeff W. Sheets, Janet Langford Kelly and Carin S. Knickel, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents or instruments necessary or appropriate to enable ConocoPhillips to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 8, 2010.

SIGNATURE	TITLE

/s/ James J. Mulva James J. Mulva	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jeff W. Sheets Jeff W. Sheets	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Glenda M. Schwarz Glenda M. Schwarz	Vice President and Controller (Principal Accounting Officer)

SIGNATURE	TITLE

/s/ Richard L. Armitage Richard L. Armitage	Director

/s/ Richard H. Auchinleck Richard H. Auchinleck	Director

/s/ James E. Copeland, Jr. James E. Copeland, Jr.	Director

/s/ Kenneth M. Duberstein Kenneth M. Duberstein	Director

/s/ Ruth R. Harkin Ruth R. Harkin	Director

/s/ Harold W. McGraw III Harold W. McGraw III	Director

/s/ Robert A. Niblock Robert A. Niblock	Director

/s/ Harald J. Norvik Harald J. Norvik	Director

* William K. Reilly	Director

/s/ Bobby S. Shackouls Bobby S. Shackouls	Director

/s/ Victoria J. Tschinkel Victoria J. Tschinkel	Director

/s/ Kathryn C. Turner Kathryn C. Turner	Director

/s/ William E. Wade, Jr. William E. Wade, Jr.	Director

*	On Leave of Absence

     ConocoPhillips Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the ConocoPhillips Savings Plan) have duly caused this registration statement to be signed on behalf of the ConocoPhillips Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2010.

CONOCOPHILLIPS SAVINGS PLAN (Plan)
By:	/s/ Frances M. Vallejo
	Name:	Frances M. Vallejo
	Title:	Plan Financial Administrator

EXHIBIT INDEX

Exhibit
Number		Document Description

4.1	—	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report of ConocoPhillips on Form 10-Q for the quarterly period ended June 30, 2008; File No. 001-32395).

4.2	—	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report of ConocoPhillips on Form 8-K filed on August 30, 2002; File No. 000-49987).

4.3	—	By-Laws of ConocoPhillips, as amended on December 12, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report of ConocoPhillips on Form 8-K filed on December 12, 2008; File No. 001-32395).

4.4	—	Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Joint Proxy Statement/Prospectus included in the Registration Statement of ConocoPhillips on Form S-4, Registration No. 333-74798).

4.5	—	Rights Agreement, dated as of June 30, 2002, between ConocoPhillips and Mellon Investor Services LLC, as rights agent, which includes as Exhibit A the form Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Current Report of ConocoPhillips on Form 8-K filed on August 30, 2002; File No. 000-49987).

*5.1	—	Opinion of Nathan P. Murphy as to the legality of securities.

*23.1	—	Consent of Ernst & Young LLP.

*23.2	—	Consent of ZAO KPMG.

*23.3	—	Consent of Nathan P. Murphy (contained in Exhibit 5.1).

*24	—	Powers of Attorney (included on the signature page hereto).

*	Filed herewith.